                                                                 Exhibit (h)(35)

                                   APPENDIX C
                                       TO
             THE ADMINISTRATION AND FUND ACCOUNTING AGENCY AGREEMENT
                                     BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                          Dated as of February 6, 2004

The following is a list of Funds for which the Administrator shall act under the Administration and Fund Accounting Agency Agreement dated as of May 1, 1999 (the "Agreement"):
                    Nicholas-Applegate U.S. Convertible Fund
                   Nicholas-Applegate Emerging Countries Fund
              Nicholas-Applegate Emerging Markets Opportunities Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                      Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
                   Nicholas-Applegate U.S. Equity Growth Fund
              Nicholas-Applegate U.S. Large Cap Select Growth Fund
               Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund
IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.



NICHOLAS APPLEGATE                            BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:_______________________________            BY:_______________________________
NAME: Deborah A. Wussow                       NAME:
TITLE:  Assistant Secretary                   TITLE: